                                                                Exhibit 10.2


                                                                   S&S DRAFT
                                                                    12/23/96

          AGREEMENT AND PLAN OF MERGER, dated as of December 23, 1996 (this "Agreement"), among SYNETIC, INC., a Delaware corporation (the "Parent"),
----------                                                      ------
SYNTERNET ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Purchaser"), AVICENNA SYSTEMS CORP, a
                               ---------
Massachusetts corporation (the "Company"), and the individuals and entities
                                -------
listed on the signature pages hereof (each, a "Stockholder", and collectively,
                                               -----------
the "Stockholders").
     ------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is engaged in the business of providing health care interenterprise connectivity by means of computers (the "Business");
                                                              --------

          WHEREAS, each Stockholder owns (i) such number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, (ii) such
                                       ------------
number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock") of the Company, and (iii) certain convertible
            ---------------
demand notes convertible into shares of the Common Stock (the "Convertible
                                                               -----------
Notes") in such principal amounts, in each case as is set forth opposite such
-----
Stockholder's name in Schedule A hereto;

          WHEREAS, the 400,033 shares of Common Stock currently outstanding (the "Common Shares") and the 1,033,333 shares of Preferred Stock currently
 -------------
outstanding (the "Preferred Shares", and together with the Common Shares, the
                  ----------------
"Shares"), all of which are owned by the Stockholders, will, as of the
 ------

Closing, represents all of the issued and outstanding capital stock of the
-------
Company;


          WHEREAS, the Company has issued, to the employees and in the amounts set forth in Schedule A hereto, employee stock options to purchase an aggregate of 672,572 Common Shares (the "Company Options");
                               ---------------

          WHEREAS, the Stockholders desire to sell to the Parent, and the Parent desires to purchase from the Stockholders, the currently outstanding Shares and the Convertible Notes in exchange for shares of the common stock, par value $0.01 per share, of the Parent (the "Parent Shares"), upon the terms and subject
                                     -------------
to the conditions set forth herein;

          WHEREAS, as additional consideration payable to the holders of Preferred Shares in the Merger (as hereinafter defined), the Parent shall issue 250,000 Parent Warrants (as hereinafter defined);

          WHEREAS, in furtherance thereof, the Boards of Directors of the Parent, the Purchaser and the Company, and Mr. Inder-Jeet Gujral and the holders of the Preferred Stock, have each approved the merger (the "Merger") of the
                                                            ------
Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the Massachusetts Business
                               ------------
Corporation Law ("Massachusetts Law") upon the terms and subject to the
                  -----------------
conditions set forth herein;

          WHEREAS, in connection with the Merger, the parties hereto desire to provide for the conversion of the Company Options into options exercisable for Parent Shares;

          WHEREAS, the total market value of the Parent Shares (determined based upon the Signing Date Market Price (as hereinafter defined)) to be issued (i) in consideration for the Shares, (ii) in consideration for the Convertible Notes,
(iii) for which the Company Options shall become exercisable, and (iv) after the Merger, in satisfaction of the right held by BlueCross BlueShield of Massachusetts to acquire 20,333 Preferred Shares, in each case as of the date of this Agreement, shall be $30,500,000 (the "Purchase Price");
                                           --------------

          WHEREAS, based upon the Signing Date Market Price, the total number of Parent Shares issuable with respect to each Stockholder and each holder of Company Options in consideration for the Common Shares, the Preferred Shares, the Convertible Notes, and upon the exercise of the Company Options, is set forth on Schedule A hereto;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I.  THE MERGER

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in this Agreement, at the Effective Time (as defined below), the Purchaser shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation") and shall continue its corporate existence under the
----------------------
laws of the Commonwealth of Massachusetts.  At the

Effective Time, the separate corporate existence of the Purchaser shall cease.

          SECTION 1.02.  Effective Time of the Merger.  The Merger shall become
                         ----------------------------
effective after properly executed certificates of merger (the "Certificates of
                                                               ---------------
Merger") are duly filed with the Secretary of State of the State of Delaware, in
------
accordance with Delaware Law and the Secretary of State of the Commonwealth of Massachusetts, in accordance with Massachusetts Law (the "Effective Time").
                                                          --------------

          SECTION 1.03.  Certificate of Incorporation.  At the Effective Time,
                         ----------------------------
the Articles of Organization of the Surviving Corporation shall be the Amended and Restated Articles of Organization set forth in Exhibit 1.03 hereof until thereafter amended in accordance with applicable law.

          SECTION 1.04.  By-laws.  At the Effective Time, the By-laws of the
                         -------
Surviving Corporation shall be as set forth in Exhibit 1.03 hereto, until thereafter amended in accordance with applicable law.

          SECTION 1.05.  Directors and Officers.  The directors of the Purchaser
                         ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.06.  Effect of the Merger.  At and after the Effective Time,
                         --------------------
the effect of the Merger shall, in all respects, be as provided by Delaware Law and Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges and powers of the Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Purchaser and the Company shall become debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.07.  Closing; Payment of the Purchase Price.  (a)  Upon the
                         --------------------------------------
terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY at 9:00 am, New York City time, or as promptly as practicable thereafter, on the date of the satisfaction of the conditions set forth herein (the "Closing Date").
                                                          ------------

          (b) At the Closing, the Stockholders shall deliver or cause to be delivered to the Parent:

          (i) stock certificates evidencing the Shares;

          (ii)  the Convertible Notes; and

          (iii) the opinions, certificates and other documents required to be delivered pursuant to Section 5.02.

          (c) At the Closing, the Parent shall deliver to the Stockholders:

          (i) stock certificates evidencing the Parent Shares, as set forth in Sections 1.08 and 1.09 below;

          (ii)  the Parent Warrants; and

          (iii) the opinions, certificates and other documents required to be delivered pursuant to Section 5.01.

          (d) On the Closing Date, the Certificates of Merger with respect to the Merger shall be filed with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts.

          SECTION 1.08.  Conversion of Securities.  At the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of the Parent, the Purchaser, the Company or the Stockholders, and subject to Section 1.10:

          (a) Each Share shall be cancelled and converted automatically into the right to receive that number of Parent Shares equal to the quotient (the "Exchange Ratio") obtained by dividing (i) a fraction, the numerator of
     ---------------
     which shall be 26,329,699 and the denominator of which shall be 2,126,271 by (ii) the Signing Date Market Price of one Parent Share. The "Signing
                                                                      -------
     Date Market Price" means the lower of (A) the arithmetic average of the
     -----------------
     last reported sales price of Parent Shares on the National Association of Securities Dealers' national market system ("NASDAQ") for each of the ten
                                                  ------
     trading days ending on the trading day immediately preceding the date of this Agreement or (B) the last reported sales price of Parent Shares on the NASDAQ on the trading day immediately preceding the date of this Agreement.
     In accordance with the above formulas, the Exchange Ratio has been calculated to be 0.2394 of a Parent Share, and the Signing Date Market Price (based on clause (A) of the definition thereof) has been calculated to be $51.725.

          (b) Each Preferred Share shall, upon cancellation pursuant to Section 1.08(a) above and in addition to the Parent Shares referred to in such
     Section 1.08(a), be converted into (i) that number of Parent Shares equal to (A) $3.00 divided by (B) the Signing Date Market Price; and (ii) a number of warrants, each such warrant exercisable for one Parent Share at an exercise price equal to $54.50 (the "Parent Warrants"), equal to (x)
                                             ---------------
     250,000 divided by (y) 1,053,666.

          (c) Each Share held in the Company's treasury as of the Effective Time shall be canceled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

          (d) From and after the Effective Time, all Shares to be converted into Parent Shares pursuant to this Section 1.08 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and the holders of certificates representing the Shares shall cease to have any rights with respect to such Shares, except the right to receive the consideration specified in this Section 1.08.

          (e) Each share of capital stock of the Purchaser that is issued and outstanding as of the Effective Time shall be converted into one share of capital stock of the Surviving Corporation.

          SECTION 1.09.  Convertible Notes; Company Options.  (a)  In connection
                         ----------------------------------
with the Merger, the Parent shall deliver to the holders of Convertible Notes, in consideration for each Convertible Note, a number of Parent Shares equal to
(i) the aggregate outstanding principal amount and accrued interest through the Signing Date on such Convertible Note, divided by (ii) the Signing Date Market Price.

          (b) In connection with the Merger, each outstanding Company Option shall, in accordance with Section 4.03(a) hereof, be amended and converted into the right to receive, upon exercise thereof, a number of Parent Shares based on the Exchange Ratio.

          SECTION 1.10.  Fractional Shares.  The Parent will not issue any
                         -----------------
fractional Parent Shares pursuant to Section 1.08(a), 1.08(b) or 1.09(a) hereof, and the Parent will, in lieu of any such fractional shares, round the number of Parent Shares issuable to each Stockholder to the nearest whole number of Parent Shares, after aggregating all Parent Shares to which such Stockholder is entitled pursuant to Sections 1.08(a), 1.08(b) and 1.09(a) hereof. In addition, the Parent will not issue any fractional warrants pursuant to Section 1.08(b) hereof and the Parent will, in lieu of any such fractional warrants, round the number of Parent Warrants issuable to each holder of Preferred Shares to the nearest whole number of Parent Warrants, after aggregating all Parent Warrants to which such holder is entitled pursuant to Section 1.08(b). The Parent will issue a single warrant certificate, substantially in the form attached hereto as Exhibit 1.10 (each such certificate a "Parent Warrant Certificate"),
                                                 --------------------------
to each holder of Preferred Shares, and such Parent Warrant Certificate shall represent the total number of Parent Warrants to which such holder is entitled pursuant to the preceding sentence.

          SECTION 1.11.  Price Protection.  (a)  If on any Determination Date
                         ----------------
the Determination Date Market Price is less than the Guaranteed Price, then the Parent will deliver to each Stockholder, as payment with respect to such Stockholder's Protected Shares, on the next business day following such Determination Date, an amount, payable in Parent Shares, equal to (i) the number of Protected Shares held by such Stockholder multiplied by (ii) the number obtained by subtracting (x) the Determination Date Market Price from (y) the Guaranteed Price (such amount being the "Deficiency Amount"). In such event,
                                         -----------------
the number of Parent Shares issuable to each Stockholder shall equal the Deficiency Amount divided by the applicable Determination Date Market Price, and such shares shall be included in a registration statement filed by the Parent.

          (b) "Guaranteed Price" means 90% of the Signing Date Market Price.
               ----------------

          (c) "Protected Shares" means the Parent Shares issued to the
               ----------------
Stockholders pursuant to Sections 1.08(a), 1.08(b) and 1.09(a) hereof; provided,
                                                                       --------
however, that in the event that Mr. Inder-Jeet Gujral terminates his employment
-------
with the Company for any reason other than death or Permanent Disability (as defined in Exhibit 5.01(c)), the Parent Shares referred to in Section 4.04 shall cease to be Protected Shares from and after the date of such termination. In no event shall either the Parent Warrants or the Parent Shares issuable upon exercise of the Parent Warrants be entitled to the benefits of this Section 1.11.

          (d) "Determination Date" means, (i) with respect to all Protected
               ------------------
Shares issued on the Closing Date (other than those referred to in clause (ii) below), the first date on which any of the Protected Shares are first eligible for sale pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933,
                                         ---
as amended (the "Securities Act"), in accordance with the provisions of Section
                 --------------
4.03 hereof, and (ii) with respect to Protected Shares referred to in Section 4.04, the second anniversary of the Closing Date.

          (e) "Determination Date Market Price" means, on any Determination
               -------------------------------
Date, the last reported sale price of Parent Shares on NASDAQ on the trading day immediately preceding such Determination Date.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          The Stockholders jointly and severally represent and warrant to the Parent that, except as set forth in the disclosure schedule dated as of the date hereof delivered to the Parent by the Stockholders (the "Disclosure Schedule")
                                                         -------------------
(which shall specify any exception to individual representations and warranties by reference to specific Section numbers):

          SECTION 2.01.  Organization, Authority and Qualification of the
                         ------------------------------------------------

Stockholders and the Company; Subsidiaries; Certificate and By-laws.  (a)  Each
-------------------------------------------------------------------
Stockholder has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, the performance by each Stockholder of its obligations hereunder and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Stockholder. This Agreement has been duly executed and delivered by each Stockholder, and (assuming due authorization, execution and delivery by the Parent or the Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally). No person other than the Stockholders has a right or claim to any portion of the Purchase Price or any other payments made by the Parent to any Stockholder hereunder.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Parent and the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Stockholders have delivered to the Parent true, complete and correct copies of each of the Certificate of Incorporation, the by-laws and the minutes of each meeting of the board of directors and shareholders of the Company. For purposes of this Agreement, "Material Adverse Effect" means any circumstance, change,
                    -----------------------
event, transaction, loss, failure, effect or other occurrence that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company.

          (c) There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership. The Company is not a participant in any joint venture or similar arrangement.

          SECTION 2.02.  Capitalization; Ownership.  (a)  The authorized capital
                         -------------------------
stock of the Company consists of (x) 1,066,667 shares of Preferred Stock, of which 1,033,333 shares are issued and outstanding and each share of which is convertible into one share of Common Stock and (y) 2,162,667 shares of Common Stock, of which (i) 400,033 shares are issued and outstanding, (ii) 672,572 shares are reserved for issuance pursuant to outstanding Company Options issued pursuant to the Company's 1995 Stock Plan (the "Company Stock Plan"), (iii)
                                                ------------------
44,228 shares are reserved for issuance upon the granting of additional options pursuant to the Company Stock Plan and (iv) no shares are reserved for issuance pursuant to the Convertible Notes.

          (b) Except for the Company Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except for the Company Options, no other awards have been made pursuant to the Company Stock Plan. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity. The Company is not a party to any agreement granting registration rights to any person with respect to any securities of the Company. All warrants issued pursuant to the Convertible Demand Note and Warrant Purchase Agreement dated as of October 10, 1996 among certain of the Stockholders and the Company (the "Company Warrants")
                                                             ----------------
have been exercised pursuant to the cashless exercise provisions thereof and 20,833 Common Shares have been issued in satisfaction and cancellation of all such Company Warrants.

          (c) The Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by the Stockholders free and clear of all encumbrances. All of the Shares are fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

          (d) The stock register of the Company accurately records: (i) the name and address of each person owning Shares and (ii) the certificate number of each certificate evidencing Shares issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

          SECTION 2.03.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by the Company and the Stockholders will not, (i) conflict with or violate the Certificate of Incorporation or by-laws of the Company or the organizational documents of any Stockholder, as applicable, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or the Stockholders or by which their respective assets or properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Stockholders, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any Stockholder is a party, or by which the Company or any Stockholder or any of their respective properties are bound or affected, except in the case of clause (iii) above for such conflicts which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company and the

Stockholders do not, and the performance of this Agreement by the Company and the Stockholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company or any Stockholder, except for the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

          SECTION 2.04.  Compliance with Laws.  The Company is not in conflict
                         --------------------
with, or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 2.05.  Financial Information; Books and Records.  (a)  True
                         ----------------------------------------
and complete copies of (i) the draft of the audited balance sheet of the Company for the fiscal year ended as of December 31, 1995, and the related audited statements of income, changes in shareholders' equity and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Draft Audited Financial Statements"), and (ii) the
                           ----------------------------------
unaudited balance sheet of the Company for the eleven months ended as of November 30, 1996, and the related statements of income, changes in shareholders' equity and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to herein as the "Interim
                                                                     -------
Financial Statements")
--------------------
are attached as Section 2.05 of the Disclosure Schedule. The Draft Audited Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company,
(ii) present fairly the consolidated financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby; provided, however, that
                                                      --------  -------
the Interim Financial Statements may not include all footnotes required by U.S. generally accepted accounting principles and were or are subject to normal and recurring year-end adjustments which were not and are not anticipated to be material in amount.

          (b) The books of account and other financial records of the Company:
(i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          (c) Except for (i) liabilities reflected on the balance sheet contained in the Interim

Financial Statements and (ii) liabilities incurred in the ordinary course of business of the Company subsequent to November 30, 1996, the Company has no material liabilities and there is no existing condition or set of circumstances that could reasonably be expected to result in any such material liability.

          SECTION 2.06.  Absence of Certain Changes, Events and Conditions.
                         -------------------------------------------------
Since December 31, 1995, there have not been any changes, occurrences, or circumstances with respect to the Company which individually or in aggregate had or have a Material Adverse Effect. Since December 31, 1995, the Company has operated its business only in the ordinary course, consistent with past practice, except for the transactions contemplated by this Agreement.

          SECTION 2.07.  Employee Benefit Plans; Labor Matters; Consultants.
                         --------------------------------------------------
(a) Section 2.07 of the Disclosure Schedule lists each benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit
                                                              ----------------
plan", as defined in Section 3(3) of the Employee Retirement Income Security Act
----
of 1974, as amended ("ERISA")), maintained or contributed to by the Company for
                      -----
or with respect to any of its current or former employees, officers, directors or independent contractors, or with respect to which the Company could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "Company Benefit
                                                             ---------------
Plans").
-----

          (b) None of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue

Code of 1986, as amended, together with the rules and regulations promulgated thereunder (the "Code") has received a favorable determination letter from the
                 ----
Internal Revenue Service to the effect that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such plan. None of the Company Benefit Plans in effect on the date hereof would result, separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby), in the payment of any "excess parachute payment" within the meaning of Section 280G of
                ------------------------
the Code. Each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. None of the Company Benefit Plans is subject to Title IV of ERISA, and the Company has not incurred, and does not reasonably expect to incur, any direct or indirect liability under or by operation of Title IV or ERISA.

          (c) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) The Company is not a party to any collective bargaining or other labor union contracts. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company which may interfere with the business activities of the Company.

Neither the Company nor, to the knowledge of the Company, its representatives or employees, has committed any unfair labor practices in connection with the operation of the businesses of the Company, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state agency. The Company's relations with its employees are good.

          (e) Set forth in Section 2.07(e) of the Disclosure Schedule is a list of all employment agreements between the Company and any of its employees, copies of which have been delivered by the Company to the Parent. Except as set forth in Section 2.07(e) of the disclsosure schedule, each employee has signed a Non-Competition Agreement and an Employee Nondisclosure and Developments Agreement, in the form set forth in Schedule 2.07(e) of the Disclosure Schedule, and each such agreement is in full force and effect.

          (f) Set forth in Section 2.07(f) of the Disclosure Schedule is a list of all consultants engaged by the Company, and the Company has delivered to the Parent a copy of each agreement between the Company and any such consultant.

          SECTION 2.08.  Litigation.  There is no pending or, to the knowledge
                         ----------
of Mr. Inder-Jeet Gujral after due inquiry of the employees of the Company, threatened litigation, arbitration or governmental investigation or legal, administrative or regulatory proceeding against the Company or to which any of its properties is or would be subject.


          SECTION 2.09.  Material Contracts.  (a)  Section 2.09(a) of the
                         ------------------
Disclosure Schedule
lists each of the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):
                                      ------------------

          (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company or otherwise related to the Business;

          (ii) each customer contract and agreement and other contract and agreement for the sale or lease of personal property or for the furnishing of services by the Company, and any outstanding proposals to customers or prospective customers of the Company;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party;

          (iv) all leases and subleases of real property;

          (v) all contracts and agreements relating to indebtedness other than trade indebtedness of the Company;

          (vi) all contracts and agreements with any governmental authority to which the Company is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among the Company and any Stockholder or any affiliate of any Stockholder;

          (ix) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company; and

          (x) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company or the conduct of the Business or the absence of which would have a Material Adverse Effect.

          (b) Each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

          (c) As of the date of this Agreement the Company has not entered into any agreement or arrangement limiting or otherwise restricting it from engaging or competing in any line of business or in any geographic area.

          (d) The Company is not a party to any material oral contract or, to its knowledge, any other oral contract.

          SECTION 2.10.  Intellectual Property.  (a)  The Company owns or has
                         ---------------------
the legal right to use all Intellectual Property (as hereinafter defined), as is used or held for use in the Business, including but not limited to all Developments (as defined in Section 4.07(d)), free and clear of any encumbrance.

          "Intellectual Property" means (i) trademarks, service marks, trade
           ---------------------
dress, logos, trade names and corporate names (including, without limitation, the "Avicenna" name and all similar or related names, marks and logos), whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (ii) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (iii) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (iv) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (v) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) issued patents and patent applications, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ii) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set forth.


          (b) Section 2.10(b) of the Disclosure Schedule sets forth a true and complete list and a brief description of (i) all of the Company's registered and applied for copyrights, trademarks and patents and all material licenses pertaining thereto and indicates where and when such Intellectual Property has been registered or filed with the United States Patent and Trademark Office or the United States Copyright Office, or the corresponding office of any other jurisdictions and (ii) all of the Intellectual Property (other than commercially available shrink-wrap software) licensed or sublicensed to the Company from any third party. The conduct of the Business does not conflict with or infringe upon, and, to the best knowledge of the Company or the Stockholders after due inquiry, no one has asserted to the Company or the Stockholders that the conduct of the Business conflicts with or infringes upon, any Intellectual Property owned, possessed, used or claimed by any third party. The Company has not granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intellectual Property owned, used or licensed to it. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property.

          (c) The Stockholders have, or have caused to be, delivered to the Parent correct and complete copies of all the licenses and sublicenses for the Intellectual Property listed in Section 2.10(b) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

          (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 2.10(c), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

          (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;


          (iii) with respect to each such license or sublicense: (A) neither any Stockholder nor the Company has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company thereunder, (B) neither any Stockholder nor the Company has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) neither any Stockholder nor the Company has granted to any other person any rights, adverse or otherwise, under such license or sublicense;

          (iv) neither the Company nor (to the best knowledge of the Company or the Stockholders after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Company or the Stockholders after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

          (v) no actions have been brought or asserted or are pending (nor, to the best knowledge of the Stockholders after due inquiry, has any such action been threatened) against the Company either
     (A) based upon or challenging or seeking to deny or restrict the use by the Company of any of such Intellectual Property or (B) alleging that any such Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any person; and

          (vi) to the best knowledge of the Stockholders after due inquiry, no person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to such Intellectual Property or that infringe upon such Intellectual Property or upon the rights of the Company therein.

          (d) The Stockholders are not aware of any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

          (e) The Intellectual Property described in Section 2.10(b) of the Disclosure Schedule constitutes all the Intellectual Property used or held or intended to be used by the Company or forming a part of, used, held or intended to be used in, and all such Intellectual Property necessary in the conduct of, the Business and there are no other items of Intellectual Property that are material to the Company or the Business.

          SECTION 2.11.  Real Property.  The Company does not own any real
                         -------------
property.

          SECTION 2.12.  Assets.  The Company owns, leases or has the legal
                         ------
right to use all the properties and assets, including, without limitation, real property and personal property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company in or relating to the conduct of the Business (all such properties, assets and contract rights being the "Assets"); provided, however, that no
                                      ------    --------  -------
representation or warranty is made pursuant to this Section 2.12 with respect to Intellectual Property. The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances.

          SECTION 2.13.  Taxes.  The Company has timely filed all returns and
                         -----
reports required to be filed with respect to taxes relating to the Business on or prior to the Closing Date. All taxes required to be collected or paid by the Company on or prior to the Closing Date have been timely collected and paid.
The Company has not received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or threatened relating to such taxes against the Company. There are no agreements for the extension of time for the assessment of any taxes of the Company other than routine audit extensions granted in the ordinary course of business. No consent under Section 341(f) of the Code has been filed with respect to the Company. For purposes of this Agreement, "tax" or "taxes"
                                                              ---      -----
means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

          SECTION 2.14.  Certain Interests.  (a)  None of the Stockholders or
                         -----------------
their affiliates or any officer or director of the Company and, to the knowledge of the Stockholders and the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

          (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership
                                          --------  -------
     of securities representing no more than five percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer, provided further that this Section
                                            -------- -------
     2.12(a)(i) shall only apply to Mr. Inder-Jeet Gujral;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

          (iii)  has outstanding any indebtedness to the Company.

          (b) Except for the Notes and the Company Options and payment of employee compensation in the ordinary course of business, the Company has no liability or any other obligation of any nature whatsoever to any Stockholder or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Stockholders and the Company, to any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director.

          SECTION 2.15.  Investment Intent; Shares Unregistered; Accredited
                         --------------------------------------------------
Investor.  (a)  The Stockholders are acquiring the Parent Shares for investment,
--------
solely for their own account and not with a view to, or for sale in connection with, the distribution thereof in violation of United States securities laws.

          (b) Shares Unregistered.  The Stockholders understand and acknowledge
              -------------------
that (i) the offer and issuance of the Parent Shares have not been registered under the

Securities Act, (ii) the Parent Shares must be held indefinitely and the Stockholders must continue to bear the economic risk of the investment in the Parent Shares unless the offer and sale of such Parent Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available and (iii) a restrictive legend in the form set forth in Section 4.10 hereof shall be placed on the certificates evidencing the Parent Shares.

          (c) Accredited Investor.  Each Stockholder is an "Accredited Investor"
              -------------------
as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          SECTION 2.16.  Full Disclosure.  (a)  Neither any of the Stockholders
                         ---------------
nor the Company is aware of any facts pertaining to the Company's operations or lines of business which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Disclosure Schedule.

          (b) No representation or warranty of the Stockholders in this Agreement, nor any statement or certificate furnished or to be furnished to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 2.17.  Brokers.  Except as disclosed in writing to the Parent,
                         -------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company or the Stockholders. The Stockholders shall be solely responsible for any such fees and expenses.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
              THE PURCHASER

          The Parent and the Purchaser jointly and severally represent and warrant to the Stockholders that:

          SECTION 3.01.  Corporate Organization and Authority.  Each of the
                         ------------------------------------
Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently conducted. Each of the Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by each of the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Parent and the Purchaser, respectively, and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Purchaser and (assuming the due authorization, execution and delivery by the Company and the Stockholders) constitutes the legal, valid and binding obligation of each of the Parent and the Purchaser enforceable against each of the Parent and the Purchaser in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally).

          SECTION 3.02.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the Purchaser will not, (i) conflict with or violate the articles of incorporation or by-laws of the Parent or the Purchaser, respectively, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or the Purchaser, respectively, or by which either of them or their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Parent or the Purchaser, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser or any of their respective properties is bound or affected, except, in the case of this clause (iii), for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Parent or prevent or delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for the registration of Parent Shares under the Securities Act, the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

          SECTION 3.03.  SEC Filings; Financial Statements.  The Parent has
                         ---------------------------------
filed all forms, reports, statements and documents required to be filed with the SEC since June 30, 1995 (the "Parent SEC Reports"). The Parent SEC Reports (i)
                              ------------------
were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and
                                       ------------
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Parent's subsidiaries (including the Purchaser) is required to file any forms, reports or other documents with the SEC. The financial statements included in the Parent SEC Reports (i) were prepared in accordance with the books of account and other financial records of the Parent, (ii) present fairly the consolidated financial condition and results of operations of the Parent as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Parent and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Parent and the results of the operations of the Parent as of the dates thereof or for the periods covered thereby.

          SECTION 3.04.  Common Stock; Options; Warrants.  Assuming all
                         -------------------------------
conditions set forth in Article V are satisfied, all Parent Shares subject to issuance pursuant to this Agreement, the Company Options, the Parent Options (as hereinafter defined) and the Parent Warrants, upon such issuance as payment for the Shares and the Convertible Notes as contemplated by this Agreement or upon exercise of the Company Options, the Parent Options or the Parent Warrants, as the case may be, shall (i) be duly authorized, validly issued, fully paid and nonassessable and (ii) not be subject to any encumbrances created by or on behalf of the Parent or the Purchaser. The Company Options, the Parent Options and the Parent Warrants will be exercisable for Parent Shares in accordance with the terms of the Company Stock Plan, as amended pursuant to Section 4.03 hereof, the Parent Option Plan (as hereinafter defined) and the Parent Warrant Certificates, respectively.

          SECTION 3.05.  Investment Purpose.  The Parent is acquiring the Shares
                         ------------------
solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of United States securities laws.

          SECTION 3.06.  Full Disclosure.  (a)  The Parent is not aware of any
                         ---------------
facts pertaining to the Parent's operations or lines of business which could have a material adverse effect on the Parent and which have not been disclosed in this Agreement or the Parent SEC Reports.

          (b) No representation or warranty of the Parent in this Agreement, nor any statement or certificate furnished or to be furnished to the Stockholders pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 3.07.  Corporate Structure.  The Purchaser is a direct wholly-
                         -------------------
owned subsidiary of the Parent.

          SECTION 3.08.  Brokers.  No broker, finder or investment banker is
                         -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Parent or the Purchaser.

ARTICLE IV.  ADDITIONAL AGREEMENTS

          SECTION 4.01.  Conduct of Business by the Company Pending the Closing.
                         ------------------------------------------------------
Except as contemplated by this Agreement, the Stockholders covenant and agree that, during the period between the date of this Agreement and through and including the Closing Date, unless the Parent shall otherwise agree in writing, the Business shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Stockholders will not take, and will not permit the Company to take, any action that would cause any representation or warranty made by the Stockholders in this Agreement to become untrue in any material respect.


          SECTION 4.02.  Further Action; Public Announcements.  Upon the terms
                         ------------------------------------
and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder. The Stockholders will cause the Draft Audited Financial Statements to be delivered in audited form, accompanied by the reports thereon of the Company's accountants, by December 27, 1996. None of the Stockholders shall issue any press release with respect to the transactions contemplated hereunder. None of the Stockholders shall otherwise make any public statement (i) prior to the Closing, with respect to the transactions contemplated hereunder and (ii) after the Closing, relating to the plans, operations, prospects or business of the

Company, in each case without the prior written consent of the Parent.

          SECTION 4.03.  Options; Warrants; Reservation of Shares; Registration
                         ------------------------------------------------------
Rights.  (a)  Prior to the Closing, the Stockholders shall use their best
------
efforts (i) to cause the Company to amend the Company Stock Plan and the Company Options, effective as of the Closing, in the manner set forth in Exhibit 4.03(a) hereto and (ii) to obtain the consent to such amendment of each holder of Company Options.

          (b) As promptly as practicable following the Closing, the Parent shall adopt an option plan (the "Parent Option Plan") substantially in the form of
                           ------------------
Exhibit 4.03(b) hereto providing for the issuance to certain of the Company's officers and other key employees of options (the "Parent Options") to purchase
                                                   --------------
up to 800,000 Parent Shares in the aggregate.

          (c) As promptly as practicable following the Closing, the Parent will file, and will use all reasonable efforts to cause to be declared effective, a registration statement (the "Registration Statement") with the SEC under the
                             ----------------------
Securities Act with respect to the Parent Shares issued pursuant to Sections 1.08(a), 1.08(b) and 1.09(a) hereof (exclusive of the 50% of the Parent Shares issued to Mr. Inder-Jeet Gujral referenced in Section 4.04) (the "Registered
                                                                  ----------
Shares") and will cause the Registration Statement to remain effective (subject
------
to the further provisions of this Section 4.03(c)) until the earliest to occur of (i) the sale of all Registered Shares (pursuant to the Registration Statement or otherwise) by the Stockholders, (ii) the Parent Shares being tradeable pursuant to Rule 144 (taking into account the volume restrictions contained therein) under the Securities Act (or any similar provision then in force) or
(iii) June 30, 1998. At any time after the Registration Statement has been maintained effective for at least 30 days, the Parent may from time to time, by notice to the Stockholders (a "Suspension Notice"), require the Stockholders to
                               -----------------
suspend all offers and sales of Parent Shares pursuant to the Registration Statement due to pending or contemplated acquisitions, financings or other corporate transactions that the Board of Directors of the Parent determine in good faith make it necessary or advisable to cease offers and sales of Parent Shares; provided that notwithstanding the foregoing, the Parent will in any
        --------
event permit sales during the period between the date of the Closing through December 30, 1997 for a total of at least 120 days, and during the period from January 1, 1998 through June 30, 1998 for a total of at least 60 days. The Stockholders agree that, upon receipt of any Suspension Notice, the Stockholders will (and will cause any limited partner distributees of any Parent Shares to) forthwith discontinue the offer and sale of Parent Shares pursuant to the Registration Statement until receipt of a notice from the Parent that such offers and sales may recommence.

          (d) The Parent will file a registration statement with the SEC on Form S-8 (or any successor form) or another appropriate form, and will use all reasonable efforts to cause such registration statement to be declared effective as promptly as practicable following the Closing Date (provided that the Parent shall have no obligation to cause such registration statement to be declared effective prior to the effectiveness of the registration statement referred to in Section 4.03(c) above), with respect to the Parent Shares subject to the Company Options. With respect to the Parent Shares subject to the Parent Options, the Parent will file a registration statement with the SEC on Form S-8, and will use all reasonable effort to cause such registration statement to be declared effective, at such time as shall be required to register such Parent Shares under the Securities Act. The Parent shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as the Company Options or the Parent Options, as applicable, remain outstanding.

         (e) Effective at the Closing, the holders of Parent Warrants shall have the registration rights and obligations set forth in Exhibit 4.03(e) hereto with respect to the Parent Shares issuable upon exercise of such Parent Warrants.

          SECTION 4.04.  Disposition of Certain Securities.  As a material
                         ---------------------------------
inducement for the Parent and the Purchaser to enter into this Agreement, Mr. Inder-Jeet Gujral agrees that he will not sell, assign or otherwise transfer in excess of 50% of the Parent Shares received in consideration for his Common Shares until after the second anniversary of the Closing Date. In the event that Mr. Inder-Jeet Gujral desires to sell any of such Parent Shares after the second anniversary of the Closing Date, he shall sell such Parent Shares (i) pursuant to Rule 144 promulgated under the Securities Act or any other applicable exemption from registration under the Securities Act or (ii) at the request of the Parent, pursuant to a registration statement provided by the Parent.

          SECTION 4.05.  Board Representation.  The Parent shall take all action
                         --------------------
necessary to appoint Mr. Inder-Jeet Gujral as a member of the board of directors of the Parent as promptly as practicable following the Closing.

          SECTION 4.06.  Non-Competition.  (a)  For a period of five (5) years
                         ---------------
after the Closing (the "Restricted Period"), Mr. Inder-Jeet Gujral shall not
                        -----------------
engage, directly or indirectly, in any business anywhere in the United States that produces or supplies products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date or, without the prior written consent of the Parent, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that competes with the Parent, the Business or the Company in producing or supplying products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date; provided, however, that, for the purposes of this
                        --------  -------
Section 4.06, ownership of securities having no more than one percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 4.06 so long as the person owning such securities has no other connection or relationship with such competitor.

          (b) As a separate and independent covenant, (i) Mr. Inder-Jeet Gujral agrees that, for a period of five (5) years following the Closing, he will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that produces or supplies products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Business or the Company with whom the Business, the Company or Mr. Gujral had any dealings during the period of time in which Mr. Gujral was affiliated with the Company, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business or the Company, and (ii) the Stockholders agree that, for a period of five (5) years following the Closing, neither the Stockholders nor any of their affiliates will in any way interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business or the Company, or induce or attempt to induce any of them to leave the employ of the Company or violate the terms of their contracts, or any employment arrangements, with the Company.

          (c) The Restricted Period shall be extended by the length of any period during which the Stockholders are in breach of the terms of this Section 4.06.

          (d) The Stockholders hereby acknowledge that any and all Developments that have at any time been made or suggested by any Stockholder, whether acting alone or in conjunction with others, during such Stockholder's association with the Company, are the sole and absolute property of the Company, free of any reserved or other rights of any kind on such Stockholder's part. Each Stockholder has fully disclosed all such Developments to the Company and, if requested by the Company, shall, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of such Stockholder's right and title, if any, to such Developments. For purposes of
                                               ------------
this Agreement, the term "Developments" means all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan.

          (e) The Stockholders acknowledge that the covenants of the Stockholders set forth in this Section 4.06 are an essential element of this Agreement and that, but for the agreement of the Stockholders to comply with these covenants, the Parent and the Purchaser would not have entered into this Agreement. The Stockholders acknowledge that this Section 4.06 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Parent or the Purchaser. The Stockholders have independently consulted with their respective counsel and after such consultation agree that the covenants set forth in this Section 4.06 are reasonable and proper.

          (f) If any provision contained in this Section 4.06 is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

          SECTION 4.07.  Confidentiality.  The Stockholders agree to, and shall
                         ---------------
cause their respective agents, representatives, affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, proprietary processes, patent applications and trademark application information that has not been publicly disclosed, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and the Company,
(ii) in the event that any Stockholder or any such agent, representative, affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Parent with prompt written notice of such requirement so that the Parent or the Company may seek a protective order or other remedy or waive compliance with this Section 4.07, (iii) in the event that such protective order or other remedy is not obtained, or the Parent waives compliance with this Section 4.07, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) except for Mr. Inder-Jeet Gujral, who may retain such information in his possession consistent with his employment by the Company, promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company or the Parent or destroy any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Stockholders or any of their agents, representatives, affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not
                            --------  -------
apply to any information
that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by any Stockholder, its agents, representatives, affiliates, employees, officers or directors; provided further that, with
                                              -------- -------
respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Stockholders agree and acknowledge that remedies at law for any breach of its obligations under this Section 4.07 are inadequate and that in addition thereto the Parent shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

          SECTION 4.08.  Cancellation of Agreements.  The Stockholders and the
                         --------------------------

Company agree that, effective as of the Closing, all shareholders' agreements (including, without limitation, the Convertible Demand Note and Warrant Purchase Agreement dated as of October 10, 1996 among certain of the Stockholders and the Company, the Stock Restriction Agreement dated December 28, 1995 among certain of the Stockholders and the Company, the Voting Agreement dated December 28, 1995 among certain of the Stockholders and the Company, the Registration Rights Agreement dated as of December 28, 1995 among certain of the Stockholders and the Company, and The Series A Convertible Preferred Stock Purchase Agreement dated as of December 28, 1995 among certain of the Stockholders and the Company) to which any of the Stockholders is a party relating to the Company or the Shares shall terminate, and neither the Parent nor the Company shall have any liability under any such shareholders' agreement on and after the Closing Date. No payment or other consideration shall be paid by the Company in connection with any such termination.

          SECTION 4.09.  Legends.  The Parent shall affix to each certificate
                         -------
evidencing outstanding Parent Shares that is issued to any Stockholder a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION

          HEREIN MAY BE REOFFERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."


          SECTION 4.10.  BlueCross BlueShield Purchase Right.  In the event that
                         -----------------------------------
the Parent has not, within 6 months of the Closing Date, issued to BlueCross BlueShield of Massachusetts ("BCBS") the Parent Shares and Parent Warrants to
                              ----
which BCBS would have been entitled had it exercised its right to acquire Preferred Shares prior to the Closing, the Parent will issue to the holders of Preferred Shares as additional consideration, in accordance with their respective holdings, the Preferred Shares and Preferred Warrants that would otherwise have been issued to BCBS. Such Parent Shares and Parent Warrants shall be deemed to have been outstanding as of the Closing for all purposes of this Agreement.


ARTICLE V.  CONDITIONS TO THE CLOSING

          SECTION 5.01.  Conditions to Obligations of the Parent and the
                         -----------------------------------------------
Purchaser.  The obligations of the Parent and the Purchaser to effect the
---------
Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a) Representations and Warranties; Agreements and Covenants.   (i)
              --------------------------------------------------------
     The representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement to be performed or complied with by the Stockholders at or before the Closing shall have been performed or complied with in all material respects and (iii) the Parent shall have received a certificate from the Stockholders as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

          (b) Litigation.  There shall have been no order or preliminary or
              ----------
     permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

          (c) Employment Agreements.  The Parent shall have received from each
              ---------------------
     individual listed on the employment agreements included as Exhibit 5.01(c) hereto executed employment agreements in the respective forms of such exhibit.

          (d) Company Options.  The Parent shall have received evidence, in form
              ---------------
     and substance satisfactory to the Parent, of the amendment of the Company Stock Plan and all of the Company Options, each in accordance with Article IV hereof.

          (e) Opinions.  The Parent shall have received (i) an opinion from
              --------
     Lucash, Gesmer & Updergrove substantially in the form attached hereto as
     Exhibit 5.01(e)(i), and (ii) an opinion from other counsel to the Stockholders, reasonably acceptable to the Parent, substantially in the form of Exhibit 5.01(e)(ii).

          (f) Section 280G.  The Parent shall have received evidence, in form
              ------------
     and substance satisfactory to the Parent, that any payment or benefit that would otherwise constitute a "parachute payment" (within the meaning of Section 280G of the Code) that will be made or provided to any "disqualified individual" (within the meaning of Section 280G(c) of the Code) as a result of this Agreement and the transactions contemplated hereby has been approved by a vote of the stockholders of the Company satisfying the requirements of Section 280G(b)(5) of the Code, and the right of any such disqualified individual to receive any such payments or benefits shall have been made subject to the approval of the Company's stockholders described in this sentence. The right of Mr. Inder-Jeet Gujral to receive any amounts pursuant to Section 1.11, or any other payment or benefit that results from this Agreement and the transactions contemplated hereby and which would otherwise constitute a "parachute payment" shall be subject to the approval of the Company's stockholders described in the preceding sentence.

          (g) Good Standing; Qualification to Do Business.  The Parent shall
              -------------------------------------------
     have received a certificate of legal existence for the Company from the Secretary of State of the Commonwealth of Massachusetts, dated as of a date reasonably proximate to the Closing Date, and telephonic confirmation thereof on the Closing Date.

          SECTION 5.02.  Conditions to Obligations of the Stockholders.  The
                         ---------------------------------------------
obligations of the Stockholders to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a) Representations and Warranties.  (i)  The representations and
              ------------------------------
     warranties of the Parent and the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements contained in this Agreement and in any certificates or agreements of the Parent or the Purchaser delivered pursuant hereto to be performed or complied with by the Parent or the Purchaser, at or before the Closing, shall have been performed or complied with in all material respects and (iii) the Stockholders shall have received a certificate of each of the Parent and the Purchaser, signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

          (b) Litigation.  There shall have been no order or preliminary or
              ----------
     permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

          (c) Parent Shares and Parent Warrant Certificates.  The Parent Warrant
              ---------------------------------------------
     Certificates evidencing the right to purchase 250,000 Purchaser Shares and stock certificates evidencing the Parent Shares issuable pursuant to Sections 1.08(a), 1.08(b) and 1.09(c) hereof, in each case registered in the name of the applicable Stockholder and free and clear of all encumbrances, shall have been duly issued and delivered, or caused to be delivered, by the Parent to the Stockholders with all required stock transfer tax stamps affixed;

          (d) Employment Agreements.  The individuals listed on the employment
              ---------------------
     agreements included as Exhibit 5.01(c) hereto shall have received executed employment agreements from the Parent in the respective forms of such exhibit.

          (f) Opinion.  The Stockholders shall have received an opinion from
              -------
     Shearman & Sterling substantially in the form attached hereto as Exhibit 5.02(f).


ARTICLE VI.  INDEMNIFICATION

               SECTION 6.01.  Survival of Representations and Warranties.  The
                              ------------------------------------------
     representations and warranties contained in this Agreement shall survive the Closing until March 31, 1998; provided, however, that the
                                       --------  -------
     representations and warranties contained in

     Section 2.02(c) (but only applied severally to each Stockholder with respect to such Stockholder's Share ownership) and 3.04, shall survive indefinitely. Neither the period of survival nor the liability of the Stockholders with respect to the Stockholders' representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent or the Purchaser, and neither the period of survival nor the liability of the Parent with respect to the representations and warranties of the Parent and the Purchaser shall be reduced by any investigation made at any time by or on behalf of the Stockholders. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

               SECTION 6.02.  Indemnification by the Stockholders and the
                              -------------------------------------------
     Parent. (a) The Parent and its affiliates (including, after the Closing, the Surviving Corporation), officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Stockholders for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out
                                                            ----
     of or resulting from:

          (i) the breach of any representation or warranty made by the Stockholders in this Agreement; or

          (ii) the breach of any covenant or agreement by the Stockholders contained in this Agreement.

To the extent that the Stockholders' undertakings set forth in this Section 6.02(a) may be unenforceable, the Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

          (b) The Stockholders and their respective affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Parent or the Purchaser in this Agreement;

          (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement; or

          (iii) any claim brought by a third party with respect to liabilities of the Company existing or created prior to the Closing, but only in the event that the existence of such liability or the circumstances resulting in such liability would not have constituted or been deemed to be a breach of any representation, warranty or covenant of the Stockholders under this Agreement.

To the extent that the Parent's undertakings set forth in this Section 6.02(b) may be unenforceable, the Parent shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

          (c) Any party seeking indemnification under this Article VI (an

"Indemnified Party") shall give each party from whom indemnification is being
------------------
sought (each, an "Indemnifying Party") notice of any matter which such
                  ------------------
Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this Article VI with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VI ("Third Party Claims") shall
                                                      ------------------
be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not
        --------  -------
release the Indemnifying Party from any of its obligations under this Article VI except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying

Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

          SECTION 6.03.  Limits on Indemnification.  No amount shall be payable
                         -------------------------
by the Stockholders or the Parent pursuant to Section 6.02(a) or 6.02(b), respectively, unless the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 6.02(a) or (b), as applicable, exceeds $50,000, in which case the full amount of such Losses shall be payable as provided in Section 6.02. With respect to any claim for indemnifiable Losses made by the Parent pursuant to Section 6.02(a), each Stockholder shall indemnify the Parent only for such portion of such indemnifiable Losses equal to (i) the total amount of such Losses multiplied by (ii) a fraction, the numerator of which shall be the total number of Shares held by such Stockholder immediately prior to the Closing, as set forth on Schedule A hereto, and the denominator of which shall be 1,433,366. Notwithstanding anything to the contrary in this Agreement, the maximum amount of indemnifiable Losses that may be recovered from any Stockholder pursuant to Section 6.02(a) shall be an amount equal to (x) $2,100,000 multiplied by (y) a fraction, the numerator of which shall be the total number of Shares held by such Stockholder immediately prior to the Closing, as set forth on Schedule A hereto, and the denominator of which shall be 1,433,366; provided, however, that the maximum amount of indemnifiable Losses
              -----------------
that may be recovered from any Stockholder, if such Losses are a result of any breach by such Stockholder of the representation and warranty contained in
Section 2.02(c) as applied to the Shares owned
by it, shall be an amount equal to the value on the Closing Date of all Parent Shares and Parent Warrants received by such Stockholder pursuant to this Agreement; provided, further, that there shall be no limit on the amount of
                --------  -------
indemnifiable Losses that may be recovered from any Stockholder in the event that the breach of the representation, warranty or covenant that gave rise to such Losses resulted from or arose out of fraud on the part of such Stockholder. Notwithstanding anything to the contrary in this Agreement, the maximum amount of indemnifiable Losses that may be recovered from the Parent shall be $2,100,000; provided, however, that the maximum amount of indemnifiable Losses
            --------  -------
that may be recovered from the Parent by any Stockholder if such Losses are a result of any breach of the representation and warranty contained in Section
3.04 shall be an amount equal to the value on the Closing Date of all Parent Shares and Parent Warrants received by such Stockholder pursuant to this Agreement; provided, further, there shall be no limit on the amount of
           --------  -------
indemnifiable Losses that may be recovered from the Parent in the event that the breach of the representation, warranty or covenant that gave rise to such Losses resulted from or arose out of fraud on the part of the Parent or the Purchaser.

          SECTION 6.04.  Indemnification as Exclusive Remedy.  The
                         -----------------------------------
indemnification provided by this Article VI, subject to the limitations set forth herein, shall be the exclusive post-Closing remedy available to the parties hereto for any breach of any representation or warranty contained in this Agreement, and the parties hereto acknowledge that no party hereto has made any representation or warranty to any other party hereto other than as set forth in this Agreement. In no event shall any party hereto be entitled to rescission of this Agreement as a result of any breach of any representation, warranty, covenant or agreement contained herein.


ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER; MISCELLANEOUS

          SECTION 7.01.  Termination.  This Agreement may be terminated and the
                         -----------
transactions contemplated hereby may be abandoned at any time prior to the Closing Date (i) by mutual written consent of the Stockholders and the Parent or
(ii) by either the Stockholders or the Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other parties which would cause the conditions to Closing to fail to be satisfied and which is incapable of being cured prior to January 15, 1997; or
(iii) by the Stockholders or the Parent, if the Closing shall not have occurred by January 15, 1997; provided, however, that the right to terminate this
                     --------  -------
Agreement under this Section 6.01(a)(iii) shall not be available to any party whose wilful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          SECTION 7.02.  Effect of Termination; Expenses.  In the event of the
                         -------------------------------
termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its affiliates, directors, officers or shareholders; provided,
--------
however, that nothing herein shall relieve any party from liability for any
-------
willful breach hereof prior to such termination. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Company or the Stockholders in connection with this Agreement and the transactions contemplated hereby shall be paid by the Stockholders (except for the legal fees and expenses listed on Schedule 2.06 of the Disclosure Schedule (up to a maximum of $25,000), which shall be paid by the Company) and all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent, whether or not the Closing shall have occurred.

          SECTION 7.03.  Miscellaneous.  This Agreement may be amended at any
                         -------------
time by an instrument signed by the Parent and the Stockholders. Either the Stockholders or the Parent may (a) extend the time for the performance of any of the obligations or other acts of the Company or any Stockholder, or the Parent and the Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties of the Company or any Stockholder, or the Parent and the Purchaser, respectively, contained herein or in any document delivered pursuant hereto by the Company or any Stockholder, or the Parent and the Purchaser, respectively and (c) waive compliance with any of the agreements of the Company or any Stockholder, or the Parent and the Purchaser, respectively, or any conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. This Agreement and the exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parent and the Stockholders; provided, however, that the Parent
                                            --------  -------
may assign this Agreement to an affiliate of the Parent without the consent of the Stockholders, but no such assignment shall relieve the Parent of its obligations hereunder if such assignee does not perform such obligations. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Any notices under this Agreement shall be addressed, if to the Parent, to its principal executive office, attention: Chief Executive Officer; if to Advanced Technology Venture IV, L.P., to its General Partner at Somerset Court, 281 Winter Street, Suite 350, Waltham, MA 02154; if to Nazem & Company IV, L.P., to its General Partner at 645 Madison Avenue, New York, NY 10022, if to CGJR Capital Management, to its General Partner at 104 Woodmont Blvd., Suite 410, Nashville, TN 37205; if to Delphi Venture III, L.P., to its General Partner at 3000 Sand Hill Road, Building One, Suite 135, Menlo Park 94025; if to Delphi BioInvestments III, L.P., to its General Partner at 3000 Sand Hill Road, Building One, Suite 135, Menlo Park 94025; and if to Inder-Jeet Gujral, at 1030 Massachusetts Avenue, Cambridge, MA 02138.

          IN WITNESS WHEREOF, the Parent, the Purchaser, the Company and the Stockholders have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              SYNETIC, INC.


                              By:____________________________
                                Name:
                                Title:


                              _________________________
                              Name: Inder-Jeet Gujral
                              Address:
                              Social Security #:


                              ADVANCED TECHNOLOGY VENTURES IV,
                              L.P., by ATV Associates IV, L.P., its General Partner


                              By:_____________________________
                                Name:
                                Title:
                                Taxpayer ID #:


                              DELPHI VENTURES III, L.P.,
                              by Delphi Management Partners III, L.L.C., its General Partner


                             By:_____________________________
                                Name:
                                Title:
                                Taxpayer ID #:


                              DELPHI INVESTMENTS III, L.P.,
                              by Delphi Management Partners III, L.L.C., its General Partner


                             By:_____________________________
                                Name:
                                Title:
                                Taxpayer ID #:


                              NAZEM & COMPANY IV, L.P., by
                              Nazem & Associates IV, L.P., its General
                              Partner


                              By:_____________________________
                                Name:
                                Title:
                                Taxpayer ID #:

                              CGJR Health Care Services Private Equities,
                              L.P., by CGJR Capital Management, Inc., its
                              General Partner


                              By:_____________________________
                                Name:
                                Title:
                                Taxpayer ID #:


                              BLUECROSS BLUESHIELD OF
                              MASSACHUSETTS (also making the
                              representations and warranties contained in
                              Schedule B to this Agreement)


                              By:_____________________________
                                Name:
                                Title:


                              AVICENNA SYSTEMS CORP.


                             By:_____________________________
                                Name:
                                Title: President
                                Taxpayer ID #:


                              By:_____________________________
                                Name:
                                Title: Treasurer